Exhibit 99.1

Exhibit 99.1 September 2017 Alta Mesa Resources, Inc. Investor Presentation

Disclaimer FORWARD-LOOKING STATEMENTS The information in this presentation and the oral statements made in connection therewith include “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of present or historical fact included in this presentation, regarding Silver Run II’s proposed business combination with Alta Mesa Holdings, LP (“Alta Mesa”) and Kingfisher Midstream, LLC (“KFM”), Silver Run II’s ability to consummate the business combination, the benefits of the business combination and Silver Run II’s future financial performance following the business combination, as well as Alta Mesa’s and KFM’s strategy, future operations, financial position, estimated revenues and losses, projected costs, prospects, plans and objectives of management are forward-looking statements. When used in this presentation, including any oral statements made in connection therewith, the words “could,” “should,” “will,” “may,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “project,” the negative of such terms and other similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. These forward-looking statements are based on management’s current expectations and assumptions about future events and are based on currently available information as to the outcome and timing of future events. Except as otherwise required by applicable law, Silver Run II, Alta Mesa and KFM disclaim any duty to update any forward-looking statements, all of which are expressly qualified by the statements in this section, to reflect events or circumstances after the date of this presentation. Silver Run II cautions you that these forward-looking statements are subject to all of the risks and uncertainties, most of which are difficult to predict and many of which are beyond the control of Silver Run II, Alta Mesa and KFM, incident to the development, production, gathering and sale of oil, natural gas and natural gas liquids. These risks include, but are not limited to, commodity price volatility, low prices for oil and/or natural gas, global economic conditions, inflation, increased operating costs, lack of availability of drilling and production equipment, supplies, services and qualified personnel, processing volumes and pipeline throughput, uncertainties related to new technologies, geographical concentration of Alta Mesa’s and KFM’s operations, environmental risks, weather risks, security risks, drilling and other operating risks, regulatory changes, the uncertainty inherent in estimating oil and natural gas reserves and in projecting future rates of production, reductions in cash flow, lack of access to capital, Alta Mesa’s and KFM’s ability to satisfy future cash obligations, restrictions in existing or future debt agreements of Alta Mesa or KFM, the timing of development expenditures, managing Alta Mesa’s and KFM’s growth and integration of acquisitions, failure to realize expected value creation from property acquisitions, title defects and limited control over non-operated properties. Should one or more of the risks or uncertainties described in this presentation and the oral statements made in connection therewith occur, or should underlying assumptions prove incorrect, Silver Run II’s, Alta Mesa’s and KFM’s actual results and plans could differ materially from those expressed in any forward-looking statements. RESERVE INFORMATION Reserve engineering is a process of estimating underground accumulations of hydrocarbons that cannot be measured in an exact way. The accuracy of any reserve estimate depends on the quality of available data, the interpretation of such data and price and cost assumptions made by reserve engineers. In addition, the results of drilling, testing and production activities may justify revisions of estimates that were made previously. If significant, such revisions could impact Alta Mesa’s strategy and change the schedule of any further production and development drilling. Accordingly, reserve estimates may differ significantly from the quantities of oil and natural gas that are ultimately recovered. Estimated Ultimate Recoveries, or “EURs,” refers to estimates of the sum of total gross remaining proved reserves per well as of a given date and cumulative production prior to such given date for developed wells. These quantities do not necessarily constitute or represent reserves as defined by the Securities and Exchange Commission (the “SEC”) and are not intended to be representative of anticipated future well results of all wells drilled on Alta Mesa’s STACK acreage.

Table of Contents I. Introduction II. Company Overview III. Our Upstream Assets IV. Our Midstream Assets V. Financial Summary VI. Valuation and Timeline Appendix Multi-Well Pad Drilling KFM Cryogenic Processing Plant 3 USE OF PROJECTIONS This presentation contains projections for Alta Mesa and KFM, including with respect to their EBITDA, net debt to EBITDA ratio and capital budget, as well as Alta Mesa’s production and KFM’s volumes, for the fiscal years 2017, 2018 and 2019. Neither Silver Run II’s nor Alta Mesa’s and KFM’s independent auditors or Alta Mesa’s independent petroleum engineering firm have audited, reviewed, compiled, or performed any procedures with respect to the projections for the purpose of their inclusion in this presentation, and accordingly, none of them expressed an opinion or provided any other form of assurance with respect thereto for the purpose of this presentation. These projections are for illustrative purposes only and should not be relied upon as being necessarily indicative of future results. In this presentation, certain of the above-mentioned projected information has been repeated (in each case, with an indication that the information is subject to the qualifications presented herein), for purposes of providing comparisons with historical data. The assumptions and estimates underlying the projected information are inherently uncertain and are subject to a wide variety of significant business, economic and competitive risks and uncertainties that could cause actual results to differ materially from those contained in the projected information. Even if our assumptions and estimates are correct, projections are inherently uncertain due to a number of factors outside our control. Accordingly, there can be no assurance that the projected results are indicative of the future performance of Silver Run II, Alta Mesa or KFM or the combined company after completion of any business combination or that actual results will not differ materially from those presented in the projected information. Inclusion of the projected information in this presentation should not be regarded as a representation by any person that the results contained in the projected information will be achieved.

Introduction

Transaction Silver Run II has agreed to merge with Alta Mesa and Kingfisher Midstream (collectively renamed Alta Mesa Resources, Inc.), creating a world class energy company with a high-quality, concentrated asset base in the core of the STACK oil play

Anticipated closing of transaction in Q4 2017 Implied Firm Value of $3.8bn at $10 per share This transaction integrates premier upstream and midstream assets developed by a tenured executive team with unmatched complementary experience and track record Pro Forma Organizational Structure Alta Mesa Resources, Inc.: AMR Jim Hackett, Executive Chairman Hal Chappelle, President & CEO Finance & Upstream Kingfisher Corporate Land Accounting Operations Midstream Development Mike McCabe Mike Ellis Jim Hackett Tim Turner David Murrell Vice President and CFO Founder and COO COO Vice President Vice President Note: Sources & Uses includes estimates of transaction fees, debt at close, and other transaction closing adjustments, and is subject to change.

1

SPAC capital net of deferred underwriting expense. 2 Reflects Riverstone and related investment vehicles, and incudes $400 million of shares of Class A Common Stock and warrants to be purchased from Silver Run II under the forward purchase agreement dated as of March 17, 2017. Does not include additional $200 million commitment from Riverstone under a forward purchase agreement entered into in connection with the proposed transaction.

3 Assumes none of legacy Silver Run II owners exercise their stockholder redemption rights and does not give effect to any shares of Class A Common Stock that may be acquired by the Alta Mesa or KFM sellers in connection with certain earn-out provisions in the applicable contribution agreements.

5

Silver Run II Delivering on Investment Criteria Upstream

Economic significantly ? below current oil price High margin core basin ? with low field break-evens, and extensive inventory ? Multiple stacked pays High-quality assets with ? significant unbooked resource potential

Opportunities to improve ? costs through technology Opportunity to expand ? through technology and acquisitions Midstream

Competitively-positioned ? assets that benefit from strong supply/demand fundamentals

Expansion opportunities in ? rapidly growing basin Locked-in base returns through ? stable fee-based contracts Assets with return asymmetry from incremental volumes, ? moderate margin exposure, and/or organic growth projects

Synergy with existing ? upstream portfolio Combined upstream and midstream company allows for significant value uplift from financial optimization

Pure Play STACK Company Premier liquids upstream growth with value-enhancing midstream World class asset with attractive geology Highly contiguous ~120,000 net acres with substantial infrastructure in core of STACK Oil-weighted resource with $25/BBL breakeven; >80% single-well rate of return1 4,200+2 gross primary locations; 13,000+ possible through down-spacing and additional zones Top-tier operator with substantial in-basin expertise and highly consistent well results 200+ horizontal STACK wells drilled across entirety of Kingfisher acreage maximizes confidence in type well EUR Consistency and geographic breadth of well results affirms repeatability Oil-weighted production in early well life maximizes near-term oil-based revenue (first month 2-stream production at 82% oil with 57% of the type well EUR oil produced in the first five years); consistent GOR profile Industry-leading growth potential; 2-year expected EBITDA CAGR of 128% Demonstrated ability to manage a large development program average of 6 rigs running YTD 2017 Robust acquisition pipeline coupled with track record as an aggregator Highly strategic and synergistic midstream subsidiary with Kingfisher Midstream Flow assurance de-risks production growth Purpose built system designed to accommodate third party volumes currently 6 contracted customers with approximately 300,000 gross dedicated acres Strategic advantage supporting acquisition of new upstream assets Future opportunity to monetize Kingfisher Midstream through a 2018 IPO, and fund upstream capital needs through proceeds of an IPO, drop downs, and GP / IDR distributions Financial strength and flexibility to execute business plan through the cycle; cash flow positive in 2019 Team has demonstrated the discipline to survive and grow through cyclical downturns 1 Osage type curves assume 17% royalty burden and $3.2mm D&C well cost. Adjusted for transportation costs paid to KFM. Excludes $1.25 / bbl oil transportation costs. Broker Consensus price deck. 7 2 Does not include additional undeveloped locations on ~20,000 net acres recently acquired in the Major County Acquisition.

Transaction Summary Sources & Uses ($MM) Implied Firm Value ($MM) Post-Transaction Ownership Sources Shares Outstanding 388.6 KFM Legacy Owners’ Rollover Equity $1,993 Owners Share Price $10.00 14% Silver Run II Cash Investment 9991 Legacy Riverstone Cash Investment 2 600 Equity Value $3,886 Mesa Owners Total Sources $3,591 Less: Cash(551) 37% Total Cash Sources $1,599 Riverstone 2 Plus: Debt 500 22% Firm Value $3,836 Uses Legacy Owners’ Rollover Equity $1,993 TRUE Legacy Cash to KFM Owners 813Transaction Multiples SRII

Owners Cash to Alta Mesa Balance Sheet & Interim Capex Funding 786 FV / 2018E EBITDA ($543MM) 7.1x 27% Total Uses $3,591 FV / 2019E EBITDA ($1,019MM) 3.8x Total Cash Uses $1,599 Ownership at Various Share Prices 27% 27% 26% 26% 25% 24% 22 22 22 22 21 21 15 15 14 14 14 15 37 37 37 37 39 40 $10.00 $11.50 $14.00 $16.00 $18.00 $20.00

Legacy Alta Mesa Owners KFM Owners Riverstone Legacy SRII Owners Minimal dilution to investors even when full earnout is realized Note: Sources & Uses includes estimates of transaction fees, debt at close, and other transaction closing adjustments, and is subject to change. 2 Reflects Riverstone and related investment vehicles, and incudes $400 million of shares of Class A Common Stock and warrants to be purchased from Silver Run II under the forward purchase agreement dated as of March 17, 2017. Does not include additional $200 million commitment from Riverstone under a forward purchase agreement entered into in connection with the proposed transaction.

3 Assumes none of legacy Silver Run II owners exercise their stockholder redemption rights and does not give effect to any shares of Class A Common Stock that may be acquired by the Alta Mesa or KFM sellers in connection with certain earn-out provisions in 8 the applicable contribution agreements.

Transaction Multiple Summary Firm Value / 2018E EBITDA1 Firm Value / 2019E EBITDA1 7.4x 6.1x 6.1x 2 Mesa 3.1x Alta Alta Mesa Peer Median Alta Mesa Peer Median

14.1x 11.1x 2 7.3x KFM 4.2x

KFM Peer Median KFM Peer Median 7.1x 7.5x 6.3x AMR 4.1 6.2x 3.8x AMR Peer Median AMR Peer Median Debt-Adjusted Multiple3 1 Alta Mesa peer set includes MTDR, DVN, XEC, LPI, RSPP, CLR, CPE, NFX. KFM peer set includes HESM, EQM, AM, NBLX. AMR peer set includes MTDR, DVN, XEC, LPI, RSPP, CLR, CPE, NFX, HESM, EQM, AM, NBLX, AR, EQT, CNX. 2 Excludes equity promote. 3 Debt-Adjusted 2019E Firm Value adjusts for forecasted cumulative outspend from 2H 2017-YE 2019. AMR adjusted Firm Value adjusts for forecasted cumulative outspend from current until close 2017 until YE 2019. 9

Company Overview

Alta Mesa Resources

Focused on development and acquisition in the STACK

Upstream Metrics

Net STACK Surface Acres	~120,000
Current Production (BOE/D)	~20,000
% Liquids	69%
Resource Potential (MMBOE)[1]	>1,000
Breakeven Oil Price, $/BBL WTI	<$30
Single-well IRR	>80%
Estimated Potential Gross Identified Locations[1]	4,196
Operated STACK Hz. Wells Producing / Operated STACK Hz. Wells Drilled[3]	167 / 205
2017 YTD Average Rigs	6

Midstream Metrics

Natural Gas Processing Current / YE 2017	60 / 350[4] MMCF/D
Pipelines	300+ miles
Dedicated Acreage	~300,000 gross acres
Storage Capacity	50 MBBL with 6 loading LACTs[5]

Contiguous Core Position in STACK Oil Window



Nemaha Ridge Uplift
Alta Mesa Acreage
Updip Oil - API Gravity = 40-42, GOR = ~500-750 scf/bbl
Oil - API Gravity = 42-45, GOR, 750-1,500 scf/bbl
Volatile Oil - API Gravity = 45-50, GOR 1,500-5,000 scf/bbl
Wet Gas - API Gravity = 50-60, GOR = 5,000-15,000 scf/bbl
Dry Gas - API Gravity 60+, GOR = >15,000 scf/bbl
Alfalfa
Woods
Major
Garfield
Dewey
Blaine
Kingfisher
Custer
Canadian
Existing KFM Plant
Compressor Station
Kingfisher Midstream System

Source: Public Filings, Investor Relations.
Note: All reserve figures per NYMEX strip pricing as of 12/31/2016 close; represents acreage as of 7/20/2017.
[1] Does not include additional resource potential or undeveloped locations on ~20,000 net acres recently acquired in the Major County Acquisition.
[2] Includes additional locations from downspacing in the Oswego, Meramec, Lower and Upper Osage formations as well as additional locations in the Big Lime, Cherokee, Manning, Chester, Woodford and Hunton formations.
[3] Horizontal wells drilled as of 8/14/17
[4] Includes 90 MMCF/D offtake processing contracted 3Q 2017.
[5] Lease Automatic Custody Transfer units.

11

Optimization, Delineation and Expansion

Systematic horizontal development and growth of contiguous acreage

1992 - 2013



Major
Garfield
Blaine
Kingfisher
Canadian
1992 - 2013 Wells
Alta Mesa Acreage

40,000+ Net Acres

1987
- Founded by Mike Ellis with ~$200K

1991
- Initial Sooner Trend acreage acquired from Conoco/Exxon/Texaco-operated units

2007-2012
- Drilled 27 vertical stratigraphic delineation wells within legacy acreage; defined robust Osage prospectivity in vertical wells
- Spud first two operated HZ STACK wells in December 2012

2014 - 2015



Major
Garfield
Blaine
Kingfisher
Canadian
2014 and 2015 Wells
Alta Mesa Acreage

73,000+ Net Acres

2013
- Progressed through first two completion designs (Gen 1.0 and Gen 1.5)

2014-2015
- Commenced aggressive STACK leasing/acquisition and accelerated STACK development, increasing from 4 operated rigs (37% of capex budget) to 70% of total capex budget
- Built STACK acreage from 40K to 70K+ acres through bolt-on acquisitions

2016 & 2017 Plan



Major
Garfield
Blaine
Kingfisher
Canadian
Existing KFM Plant
Compressor Station
2017 Development Plan Wells
Kingfisher Midstream System
Alta Mesa Acreage

120,000+ Net Acres

2016
- Production reached ~20 MBOE/D
- Drilled 100th STACK HZ well & first Gen 2.5 well
- DrillCo JV started, accelerated STACK drilling with 5 operated rigs
- Phase I of Kingfisher Midstream completed, with 60 MMCF/D processing plant, crude and gas gathering, transmission pipelines, 50,000 BBL/D crude terminal, and field compression

2017
- Increased to 6 STACK operated rigs (95% of capex budget)
- Phase II of KFM expected to be complete, which includes 200MMCF/D cryo plant expansion, gas gathering pipelines, field compression and high-pressure gas transmission pipelines

12

High Caliber STACK Operating Team

Cohesive, tenured, scalable team producing world class results

Name	Position	Years at AMR	Years Experience
Hal Chappelle	President and CEO	13	30+
Mike Ellis	Founder and Chief Operating Officer	30	30+
Mike McCabe	VP and Chief Financial Officer	11	25+
Gene Cole	VP and Chief Technical Officer	10	25+
Kevin Bourque	VP, Mid Continent Operations	10	20+
David McClure	VP, Facilities and Midstream	7	15+
Tim Turner	VP, Corporate Development	4	30+
Dave Smith	VP, Geology, Geophysics & Exploration	18	30+
Ron Smith	VP and Chief Accounting Officer	10	30+
David Murrell	VP, Land	10	25+

Jim Hackett (former Anadarko CEO) to serve as Executive Chairman and Midstream COO

Robust Capabilities, Organizational Scale, Public Company Processes to Drive Long-Term Success

Operations (60 Employees) (40 Contractors)	Engineering & Geology (45 Employees)	Land (25 Employees)	Corporate / Finance & Accounting (50 Employees)

13

Progressive Execution Track record of growth in production, reserves, leasehold Net STACK Acreage ~ 120,000 102,466 73,512 44,506 40,587 YE 2013 YE 2014 YE 2015 YE 2016 Current Total Net Production (MBOE/D)1 22.2 13.1 8.8 4.8 1.0 1.7 2012 2013 2014 2015 2016 June 2017 100% cagr NYMEX Proved Reserves (MMBOE)2 143.6 68.3

27.6 17.0 8.7

YE12 YE13 YE14 YE15 YE 16 Alta Mesa Footprint Recent addition Core STACK acreage Acreage has grown from ~40,000 net acres to ~120,000 net acres since 2013 Disciplined acreage aggregation focused primarily on “bolt-on” acquisitions to systematically increase contiguous position July 2017 added ~20,000 net acres in Major, Blaine, and Kingfisher; geologic character similar to central- eastern Kingfisher acreage Source: Company data, Public Filings, IHS Herolds, RigData. 1 Inclusive of Net Production from Bayou City JV. 2012 and 2013 data reflects occurrence date and not accounting date LOS, due to the reasoning that occurrence date method incorporated a change in NGL accounting; whereas accounting date LOS does not. 2 Proved reserves based on NYMEX pricing. YE 2016 proved reserves as of 12/31/2016 close. 129.6 MMBOE YE 2016 proved reserves based on SEC pricing. 14

Strong Economic Fundamentals High quality rock and robust rig activity drive compelling returns Alta Mesa—Updip Oil

2

$24.40 STACK Major Core Midland— $27.16 Wolfcamp A&B U. S. S. Delaware Basin—Oil $27.53 Reeves Wolfcamp A Plays STACK Meramec— $27.71 Over-Pressured Oil DJ Basin—Wattenberg $32.14 Core XRL Breakeven N. Delaware Basin - $33.36 Wolfcamp XY Prices ( $ SCOOP Woodford $34.66 Condensate /BBL)

1	Eagle Ford—Karnes $34.76 Trough
40.	$ 00/bbl / $ 44% 57% 2. 50/MCF Gen 2.Alta 0 $ (59 50. Mesa 00/bbl wells) / $ 73% 92% 3. Type Gen 2. 00/MCF Well 5 (95 IRR wells)3 Broker 82% 103% Consensus

4	KFM Acreage Dedications / Resource Allocations Breakdown5 KFM Gas Inlet Volumes by Producer (MMCF/D) (‘000 of gross acres) % Alta 69% 52% 55% Mesa(6)

175 541 366 639 393 193 86 118 239 50 22 128 Existing + expansion cagr; 235% Existing Infrastructure cagr: 194% cagr:119% Existing Infrastructure Expansion Existing + Expansion Additional Acreage 2017E 2018E 2019E Under Negotiation Alta Mesa Other Producers (Existing) Other Producers (Expansion)

Source: BakerHughes, Wall Street Research. 1 Based on 15% IRR hurdle. Assumes gas price deck of 2017: $3.10/mcf; 2018: $2.99/mcf; 2019: $2.83/mcf; 2020: $2.82/mcf; thereafter: $2.83/mcf.

2

AMR breakeven price company prepared. Based on AMR 651 MBOE mean type curve. 3 Osage type curves assume 17% royalty burden and $3.2mm D&C well cost. Adjusted for transportation costs paid to KFM. Excludes $1.25 / bbl oil transportation costs. 4 Assumes Broker Consensus Price Deck (2017: $51.16/bbl / $3.16/mcf; 2018: $54.90/bbl / $3.14/mcf; 2019: $58.00/bbl / $3.05/mcf and held flat thereafter). 5 Not inclusive of producer customers’ entire gross acreage position; additional gross acreage proximate to KFM available for gathering and processing services. Includes additional acreage to come and/or under negotiation. 15 6Percentage of Existing Infrastructure shown.

KFM is Value Accretive to Alta Mesa

Vertical integration yields substantial strategic and financial benefits

Rapidly Expanding G&P Complex in the Heart of the STACK	• KFM is positioned to capture volume growth from the STACK • Acreage dedications / resource allocations of ~300,000 gross acres
Gathering, Processing and Market Access Support Production	• Total processing capacity is expected to be 350 MMCF/D in 4Q 2017, including 90 MMCF/D of additional offtake • Substantial firm transport to support future growth
Bundled Natural Gas Residue Solution Enhances Marketability	• KFM capable of providing takeaway solutions to end-markets today • KFM has secured firm takeaway capacity on PEPL and OGT
Competitive Advantage in Acquisitions	• KFM well positioned to serve other operators; major gas pipeline projects recently announced by others are more costly and less timely • Modern processing recoveries and priority residue access to premium markets should result in higher netbacks
KFM's Expansion Offers Complementary, High-Growth Development Project	• Expansion focused on the next stage of STACK development • Anchored by Alta Mesa acreage • Limited G&P infrastructure provides opportunity for KFM expansion • KFM involved in negotiations with anchor customers
Midstream Business Can Support Future Capital Needs	• Future opportunity to monetize KFM and fund upstream capital needs through an MLP IPO, drop downs, and GP / IDR distributions • Volumetric growth from third-party development provides upside • Attractive trading multiples and GP/IDR optionality / currency

16

Market Multiples for Midstream Higher than Upstream

Alta Mesa owners to capture GP / IDR cash flow / multiple arbitrage

Illustrative Value Accretion from GP Structure Illustrative Midstream Value Creation ($MM)1

Potential to continue to benefit from cash flows through retained LP, GP, and IDR ownership interest

26.5x $5,477 $4,498 $979 14.1x $2,102 $2,395

7.5x Upstream Median Midstream Median GP Median Value of Margin MLP Multiple MLP Value Multiple Potential in Upstream Expansion Expansion Midstream Value (MLP + GP) Valuation Arbitrage Likely valuation uplift (multiple arbitrage vs. traditional peer group) 30.0x 27.3x 25.6x GP Median: 26.5x TDA 25.0x I EB 20.0x E 14.6x 15.3x 13.7x Midstream Median: 14.1x 1 8 15.0x 2 0 11.0x / 7.8x Upstream Median: 7.5x 10.0x 7.8x 7.2x FV 5.8x 5.0x 0.0x AMGP EQGP EQM AM HESM NBLX DVN XEC CLR NFX Upstream 4.9x 5.6x 8.1x 6.8x Multiple Midstream GP Upstream 1 Illustrative KFM future value expansion assuming KFM 2019E EBITDA of $318mm. 17

Alta Mesa's Conservative Approach

	Assumption	Commentary
Upstream Production / Type Curve	Gen 2.0 ~650 MBOE type curve vs. Gen 2.5 ~700 MBOE type curve	• Projections based on Gen 2.0 type curve • Gen 2.5 drill & complete AFE costs assumed in forecasts • Plans to test "Gen 3.0" reduced stage spacing in 2018
Upstream Production / Rig Ramp	6 rigs in 2017 10 rigs in 2018 11 rigs in 2019	• YTD average of 6 rigs • Organization readily scalable for 10-rig program • Third frac spread and fourth frac spread added in Q3 2017
Upstream Operating Expense	$3.70 / BBL	• LOE per BOE comparable to peers despite oiler production mix and much currently lower total production • Fixed costs associated with substantial infrastructure and multi-well pads create leverage to further reduce LOE
Rig Count Supporting Current Midstream System	14.8 rigs in 2017 22.3 rigs in 2018 23.5 rigs in 2019	• Currently contracted to 5 third party customers, forecast is for an increase of only 3 additional third party rigs over 2017 exit levels • STACK inventory is highly competitive in each company's portfolio and should demand further rig growth
Rig Count Supporting Expanded Midstream System	18.5 rigs in 2017 31.3 rigs in 2018 32.5 rigs in 2019	• There is a large amount of rig activity in Major and Blaine counties with a severely underserved G&P market • PE companies will be looking for growth / exits and will need takeaway that only KFM can provide

18

Our Strategic Vision: Premier STACK Operator Disciplined Execution Alta Mesa Position in Expanding STACK/MERGE/SCOOP Area Optimize returns on existing assets through technology and continuous learning Minimize operating costs by leveraging infrastructure and operating team Delineate and develop established productive zones Big Lime, Manning, Cherokee sands, Woodford, Hunton Develop KFM to support upstream business; capture third party revenue Expand STACK Position Focus on the accretive acquisition of high quality acreage Apply operational expertise to underperforming assets Leverage Competitive Strengths Maintain fortress balance sheet to provide flexibility and optionality Support development, acquisitions and third party business with strategic midstream operation Integrated midstream will provide continuous valuation uplift woods alfaila grant woodward expanding stack major Garfield dewey blaine stack core custer cana woodford Washita caddo kiowa caddo merge grady

Note: Wells drilled map as of August 2017. 19

Our Upstream Assets

Significant Activity in Alta Mesa "Neighborhood"

Prominent operators active in Updip Oil Window adjoining Alta Mesa


N
Woods
Woodward
Major
Garfield
Blaine
Dewey
Kingfisher
Custer
Canadian
Nemaha Ridge Uplift
Alta Mesa Acreage
Updip Oil - API Gravity = 40°-42°, GOR = ~500-750 scf/bbl
Oil -API Gravity = 42°-45°, GOR, 750-1,500 scf/bbl
Volatile Oil - API Gravity = 45°-50°, GOR 1,500-5,000 scf/bbl
Wet Gas - API Gravity = 50°-60°, GOR = 5,000-15,000 scf/bbl
Dry Gas - API Gravity 60°+, GOR = >15,000 scf/bbl
Permits 180 Days
RIGS 90 DAYS
ALTA MESA (6)
CHESAPEAKE (3)
CONTINENTAL (10)
DEVON (8)
MARATHON (8)
NEWFIELD (5)
SANDRIDGE (3)
OTHER (27)[1]
SD
SD
SD
DVN
NFX
CHK
CHK
CHK
MRO
CHK
CHK
AMR
AMR
AMR
DVN
DVN
MRO
DVN
CLR
CLR
CLR
DVN
MRO
MRO
CLR
CLR
NFX
MRO
DVN
NFX
MRO
MRO
NFX
MRO

Source: IHS Enerdeq, HPDI.
Note: Represents a combination of current and recent rig activity.
[1] Operators with 2 rigs or fewer running.

21

Sooner Trend Petroleum System

Ideal for horizontal development in multiple horizons

Oklahoma Oil & Gas Fields


STACK
Sooner Trend Field
Major
Blaine
Kingfisher
Canadian
OKLAHOMA

- Significant system of petroleum reservoirs in eastern Anadarko, defined by 1000s of vertical wells
- Natural fracturing extensive, east-west orientation of near-vertical fractures intensifies near Nemaha Fault
- Osage/Meramec co-produce in ~500 ft thick section
  - ✓ average 35 MMBO oil in place in our footprint
  - ✓ favorable rock properties in siliceous Osage and silty/shaly Meramec limestones extend across Sooner Trend in Kingfisher & Major counties
- Oswego/Big Lime ~120 ft fractured oolitic limestone
- Manning ~90 ft fractured limestone / limy sandstone
- Woodford Shale 50-150 ft

Simplified Stratigraphy of Major STACK Targets in Kingfisher County


SW
NE
Penn
Mississippian
Updip Oil Window
Oswego
Pre-Pennsylvanian Unconformity
Chester Shale
Meramec
Osage
Woodford Shale
Hunton
Sylvan Shale
STACK PLAY TESTED HORIZONTAL TARGETS
Cross Section Location Map
Kingfisher County
Osage/Meramec True Dip 1 degree SW

22

Solid Results Affirm De-Risked Acreage Position

Representative wells across 11 townships



CO
KS
MO
Project Area
NM
OK
AR
TX
LA
N
Blaine
Kingfisher
Logan
Canadian
Oklahoma
14 & 30
26 & 38
4 & 29
1 & 15
6 & 20
9 & 24
23 & 39
Notable Horizontal Wells
Horizontal Wells
Notable 2017 Wells
Updip Oil
Oil
Volatile Oil
Wet Gas
Fieldwide Units
Alta Mesa Acreage
Osage Structure
Nemaha Ridge Uplift

Notable 2017 Alta Mesa Wells

Well	Target	IP30 (BOE/D)
Aces High 1606 4-11MH	Osage	823
Coleman 1706 6A-9MH	U Osage/L Meramec	514
Dalwhinnie 1605 1-31MH	Osage	702
Fazio 1705 1-13MH	Osage	909
Hasley 1605 1-28MH	Osage	549
Huntsman 1506 2-23MH	Meramec	598
Macallan 1806 4-17MH	Osage	643
Odie 1606 1-12MH	U Osage/L Meramec	849
Peat 1606 1-26MH	Osage	522
Pollard 1805 3-2MH	Osage	507
Red Queen 1506 1-1MH	Osage	509
Shiner 1505 1-3MH	Osage	585
Speyside 1606 1-27MH	Osage	997
Yellowstone 1505 4-6MH	Osage	740

#	Well Name[1]	Lateral Length	EUR (MBOE)[2]	EUR/'000 Lateral ft[2]	IP90 (BOE/D)	IP90 % Oil	IP90/'000 Lateral ft
	Operated						
1	Barbara 1706 3-22MH	4,812	579	120	346	82%	72
2	Beyer 4-6H	4,452	863	194	505	75%	113
3	Boecher 1706 4-19MH	4,832	574	119	560	72%	116
4	Bollenbach 1705 4-21MH	4,820	994	206	185	55%	38
5	Bollenbach 1705 6-30MH	4,795	1,198	250	436	92%	91
6	Brown 1706 6-27MH	4,850	839	173	316	76%	65
7	Clark 1705 5-12MH	4,657	827	178	615	85%	132
8	Cleveland 1805 2-26MH	4,645	686	148	451	77%	97
9	Dixon 1505 3-16MH	4,858	657	135	325	81%	67
10	EHU 219H	4,950	790	160	123	88%	25
11	EHU 220H	3,651	678	186	216	91%	59
12	EHU 235H	5,300	559	106	357	89%	67
13	Evelyn 1706 5-18MH	4,857	575	118	621	87%	128
14	Francis 1706 5-8MH	4,856	664	137	349	69%	72
15	Gilbert 1706 6-21MH	4,738	590	125	409	59%	86
16	Hawk 1906 7-13MH	4,813	540	112	216	80%	45
17	Helen 1605 5-33MH	4,620	652	141	331	77%	72
18	Hoskins 1705 2-9MH	4,693	932	199	507	85%	108
19	James 1706 5-26MH	4,748	738	155	352	79%	74
20	Lankard 1706 6-34MH	4,855	847	174	1,291	58%	266
21	LNU 16-2H	4,788	873	182	282	89%	59
22	LNU 49-4H	4,518	756	167	518	79%	115
23	Mad Hatter 1506 2-34MH	4,670	632	135	294	90%	63
24	Martin 1505 4-9MH	4,795	620	129	278	64%	58
25	Matheson 1705 5-10MH	4,765	729	153	448	79%	94
26	Mitchell 1806 2B-27MH	4,598	646	140	311	81%	68
27	Oak Tree 1605 2-30MH	4,744	813	171	634	69%	134
28	Oltmanns 1805 6-14MH	4,930	822	167	631	70%	128
29	Oswald 1705 6-28MH	4,815	1,144	238	278	66%	58
30	Pinehurst 1706 5-5MH	5,061	672	133	572	75%	113
31	Redbreast 1505 4-7MH	4,709	655	139	251	73%	53
32	Rigdon 17015 6-11MH	4,827	725	150	697	82%	144
33	Rudd 1605 2A-5MH	4,010	520	130	489	58%	122
34	Three Wood 1505 4-17MH	4,634	629	136	321	76%	69
35	Todd 1706 6-4MH	5,019	946	188	599	68%	119
36	Vadder 1805 2-12RMH	4,504	669	148	542	63%	120
37	Wakeman 1706 6-25MH	4,842	925	191	787	62%	162
38	Weber 1806 3-22MH	4,797	646	135	112	75%	23
39	White Rabbit 1506 2-27MH	4,811	633	132	428	91%	89
	Non-Operated						
40	Deep River 30-1MH	5,586	NA	89	324	41%	58
41	Holiday Road 2-1H	5,100	NA	67	153	85%	30
42	King Koopa 1606 2UMH-22	4,691	NA	83	380	60%	81
43	OOID 1OH-24	5,357	1,459	272	533	88%	99
44	Post 1706 1-30MH	4,919	456	93	461	66%	90
45	Ruzek 1H-3X	6,872	498	72	688	67%	100
46	Trifecta 1807 20H-14-1	4,346	662	152	555	92%	128

Source: Alta Mesa Year-End Reserve Report. For non-Alta Mesa operated wells, IHS Enerdeq.
Note: EURs based on NYMEX 2016 pricing. Does not include additional resource potential or undeveloped locations on ~20,000 net acres recently acquired in the Major County Acquisition.
[1] Includes 7 wells not operated by Alta Mesa. Includes wells operated by Chaparral, GST, MRO and NFX.
[2] 3-Stream EUR assuming 75.4 BBL/MMCF NGL yield and 15.9% shrink.

23

Top Cumulative Oil Producing STACK Wells

Alta Mesa wells among top producers

Osage/Meramec/Oswego STACK Public Operator Producing Wells (2012-2Q 2017)[1]

Selected Permian Operator Producing Wells (2012-2Q 2017)[2]



159
176
58
56
43
34
29
255
194
158
Newfield
Alta Mesa[3]
Devon/Felix
Marathon/Payrock
Continental
Cimarex
Chesapeake
Diamondback
Parsley
RSP Permian

Number of Top 100 Wells in the Oil and Updip Oil Windows by Operator, Measured by 60-Day Cumulative Oil Production[4]



Woods
Major
Garfield
Kingfisher
Logan
Dewey
Blaine
Canadian
Mississippian Wells
Nemaha Ridge
Alta Mesa
Updip Oil
Oil



22
20
20
14
24
Alta Mesa
Marathon/ Payrock
Newfield
Devon/ Felix
Other

Source: IHS Enerdeq, Drillinginfo.

Note: Publicly disclosed Alta Mesa well include those assigned to Oklahoma Energy Acquisitions LP and Hinkle Oil & Gas Inc. There are 8 Alta Mesa wells classified as Mississippian Lime in the public data but are either Osage or Meramec.

[1] Based on publicly disclosed data for wells producing in Kingfisher, Blaine, Canadian, and S. Garfield counties. Excludes wells for which Woodford is primary target.

[2] Midland Basin wells only. The Midland Basin consists of Andrews, Dawson, Ector, Glasscock, Howard, Martin, Midland, Reagan and Upton counties.

[3] 176 wells online early September 2017.

[4] Top Osage/Meramec wells (excluding Oswego and Mississippian Lime) in Updip Oil and Oil window based on 60-Day Cumulative Oil Production (BBLS) per 1,000 Ft. of Lateral.

24

Progressive Increase in Completion Intensity Alta Mesa leadership in operational advancements Completion Summary By Generation Type Curve Gen 2.0 Alta Mesa has proactively advanced completion designs with each 100 generation leading to improved well response and economics: 90

Number of stages increases with each generation as stage (MBO) 80 spacing decreases 70 60

Average sand per stage has increased with each generation Production 50

Total fluid per stage increases with each generation 40 30 Continuously optimizing completions designs through reduced frac stage spacing for increased formation stimulation Cumulative 20 Flowback Rate-Controlled

10 In Early Periods 0 0 6 12 18 Production Month Design Parameters Gen 1.0 Gen 1.5 Gen 2.0 Gen 2.5 Current Future EUR by Generation2 Avg Frac Stages 12 18 24 32 35 MBO MBOE Avg. Stage Spacing (Ft.) 340 256 194 150 140 Slickwater—Avg Total (BBLS/Ft.) 29 42 56 66 75 651 714 Sand—Total Avg. (Lbs/Ft.) 317 457 677 1,193 1,500

Improvement 472 Frac Design Type Packer/Sleeve Hybrid Plug/Perf Plug/Perf Plug/Perf Further Flow Design Type Slickwater Slickwater Slickwater Slickwater Slickwater 149 183 250 303 71 Packers Type Mechanical Hybrid Swell Swell Swell Average Average Generation 2.0 Generation 2.5 Beyond 1 Generation 1.0 Generation 1.5 Type Curve Type Curve Generation 2.5 Well Count 7 6 59 95 — 1 Wells completed as of 8/16/17 2 Based on Ryder Scott-audited Reserve Report. Excludes 9 wells with circumstances that will not be repeated due to unacceptable results: i) 4 wells with 660? spacing in a high porosity area, ii) 3 child wells drilled between 2 parent wells without injecting 25 water into the parent wells prior to frac, iii) 1 well which were shut in for more than 90 days after frac, iv) 1 well that fraced into a vertical well and the vertical well was not plugged in the Osage/Meramec.

High Early-Period Oil Cut Drives Value Consistent Meramec/Osage GOR behavior Oil-Weighting Over Time Approximately 73% of the oil, 58% of the natural gas liquids, and 58% of the natural gas are produced in the first five years thereby enhancing the early revenue per unit and the resulting economics The GOR increases over time from approximately 1 MCF/BBL to approximately 5 MCF/BBL at one year to approximately 10 MCF/BBL at 5 years. This same behavior is exhibited by historical vertical wells In month one, 2-stream production from the well is 82% oil and 3-stream production is 85% liquids In year one, 2-stream production from the well is 66% oil and 3-stream production is 70% liquids The well breaches the 2-stream 50% oil point near the end of year 2 and 3-stream production remains above 50% liquids point for the life of the well Projected Oil and Liquids Content1 Average GOR Behavior1 CUM OIL % Oil % Liquids CUM MMCF GOR Source: Ryder Scott-audited Reserve Report, Company data. 1 LNU17N06W02A Miss well (Ryder Scott-audited Reserve Report). 26

Low Cost Operator Peer leader in operating cost and capital efficiency Recycle Ratio1 Illustrative KFM 4.0x Margin Uplift 3.4x 3.2x 3.1x 1.8x 1.7x 3.7x 1.1x 0.8x CLR AMR FANG PE RSPP XEC NFX MRO DVN SEC Future Development Cost Per Proved Undeveloped BOE ($ / BOE)2 Q1 2017 LTM LOE ($ / BOE)4 $24.21 $6.39 $4.98 $5.10 $4.81 $13.78 $3.66 $3.70 $3.87 $3.58 $9.37 $10.02 $8.53 $8.77 $8.89 $2.99

$7.96 $6.33 3 3 5 AMR XEC CLR PE FANG RSPP FX MRO DVN XEC NFX CLR AMR PE MRO RSPP FANG DVN Alta Mesa STACK Peers Permian Peers Source: Public Filings as of 4Q 2016. 1 Calculated as 4Q16 unhedged EBITDAX/BOE divided by organic F&D. Includes Q4 acquired BCE wells in calculation. Organic F&D defined as Future Development Costs / PUD volumes per SEC filings and excludes reserves added through acquisitions. 2 Calculated as future development costs divided by proved undeveloped reserves. Shown as of 12/31/2016. 3 MRO and DVN PUD F&D evaluated based on US assets only. 4 Does not include gathering & transportation. 5 LTM 3/31/2017 excluding legacy vertical and waterflood-related production. 27

Cost-Advantaged Asset Base

Infrastructure and basic well design mitigate cost inflation

Advantage	Why It Matters
1 Shallower Targets	■ Allows for the elimination of additional strings of casing, liner tie-back, and reduces horsepower used during stimulation ■ Reduced drilling time and costs per well enhances capital flexibility and efficiencies
2 One-mile Laterals	■ Reduces mechanical risk of completions vs two-mile ■ Use less steel by utilizing smaller diameter pipe program ■ Lower cost per foot to execute drilling and completions
3 Naturally Fractured Formation	■ Heavier proppant loads not required ■ Flexibility to use more commoditized proppant

Gross D&C[1] ($MM)



Lat. Length:
4.8k
4.8k
4.8k
5.0k
4.8k
5.0k
9.6k
9.8k
9.6k
10.0k
$ 12.0
$ 10.0
$ 8.0
$ 6.0
$ 4.0
$ 2.0
$ 0.0
AMR - MRMC/OSAGE (Gen 2.0)
AMR - MRMC/OSAGE (Gen 2.5)
CHK - OSWEGO
DVN - MRMC SLNP
MRO - MRMC
DVN - UPPR MRMC
NFX - MRMC SXL
CLR - MRMC
MRO - MRMC
XEC - MRMC

Total D&C Cost ($MM)



Actual D&C
Target Pattern Test D&C
$5.1
$4.2
$4.7
$3.4
$3.4
$3.5
$3.2
2012
2013
2014
2015
2016
Current AFE
Target Pad Drilling

Avg. Days Spud to TD	46	34	25	17	13	13	13

D&C Cost / Lateral Foot



Actual D&C
Target Pattern Test D&C
$1,359
$940
$1,074
$720
$713
$729
$667
2012
2013
2014
2015
2016
Current AFE
Target Pad Drilling

[1] AMR Pad Drilling D&C only and does not include $300k of allocated facilities cost.

28

STACK Development

Moving into development mode on de-risked Kingfisher acreage Base Case Development Concept 2017 Development Plan Oswego/ Big Lime ft 150 1,500’ 1,500’ ft 1,500’ 450 Meramec 750’ 750’ Osage 750’ 750’ 750’ ft 750’ 550 1,500’ 1,500’ 750’ 1,500’ 750’ 750’ 750’ 750’ 750’ Alta Mesa Development Strategy Near term development plan focuses on continued optimization of frac stage spacing, transitioning to development mode, delineating Oswego performance, and accelerating infrastructure investments Delineate and de-risk recently acquired Major County Acquisition acreage All wells in inventory are planned as single-section laterals 2017 Development Plan Wells Transition to primarily pattern development in 2017 Alta Mesa Acreage Average of 6 rigs running YTD 2017 29 Major Garfield blaine kingfisher candian

Alta Mesa Spacing Design Consistent with STACK Peers Spacing tests across footprint give confidence in base case Summary Observations • Base case design reflects over 4,000 locations and is consistent with plans disclosed by our peers • Lower risk upside, also in-line with peers, could produce an incremental 1,800 locations • Initial 6 spacing test pilots, which are producing, support long-term development plans Publicly Disclosed Inventory per DSU Assumptions Peer 1 Peer 2 Peer 3 Peer 4 Peer 5 Base Case 24 20 16 14 12 4 Formation Oswego Meramec Osage Woodford N/A N/A N/A N/A 4 2 8 12 12 12 N/A 4 - - - - N/A 8 16 8 4 - N/A - Total Wells per DSU 24 20 16 12 4 14 Source: OK Corporation Commission, public disclosures from investor presentations and industry conferences. Peers are represented by Chesapeake, Cimarex, Continental, Devon and Newfield. 30

STACK: A Significant Petroleum System

Additional development potential in multiple stacked pay zones

Alta Mesa Existing Development

- Existing spacing tests at 660' show full development potential
- 660' spacing tests have more than 200 days of online production
- Over 800 days of strong well performance at spacing of 1,200'
- Three target zones in Osage/Meramec, which represents a continuous 550' section and one additional in Oswego

Additional Zones

- Eight zones have proven hydrocarbon production from vertical wells
- Chester Shale offers added potential
- AMR and others have already drilled successful Oswego, Meramec, Osage, Woodford, and Hunton horizontal wells
- Additional formations, including Big Lime and Red Fork, have horizontal permits and strong vertical production
- Drilling days expected to remain similar across the various formations
- AMR drilling Manning Limestone in 2017

Type Log



Potential 55 Wells per Section

Formation	Targeted	Down-spacing	Additional Formations	Total
Big Lime			4	4
Oswego	2	2		4
Cherokee Shale Prue Sand Skinner Sand Red Fork Sand			4	4
Manning Lime			4	4
Chester Shale			4	4
Meramec	4	4		8
Osage	4	3		7
	4	4		8
Woodford Shale			8	8
Hunton Lime			4	4
Total	14	13	28	55

Note: Actual Alta Mesa log above displays productive formations.

31

Deep Drilling Inventory >4,000 Identified Gross Locations represent 14+ years of inventory Alta Mesa’s >4,000 Identified Gross Drilling Locations are the primary focus of the near-term development plan 484 1,264 4,196 2,448 Osage Meramec Oswego Current (8 WPS) (4 WPS) (2 WPS) Identified Targeted Locations 753 8,238 2,214 436 872 484 174 488 954 13,659 1,288 516 318 966 8,238 Kingfisher Kingfisher Current Additional Major/Blaine Major/Blaine Other Additional Total Potential Downspacing Downspacing to Identified and Formations—Osage/Meramec Osage/Meramec Formations Locations to 20 WPS1 27 WPS2 Downspacing Current Testing Primary Downspacing Locations Locations Locations Osage Meramec Oswego Big Lime Manning Hunton Woodford Other3 Note: Identified locations based on AMR interest in 320 Meramec/Osage and 257 Oswego sections. 1 Low Risk downspacing of Osage to 11 WPS (966 locations), Meramec to 5 WPS (318 locations), and Oswego to 4 WPS (516 locations). 2 Additional downspacing of Osage to 15 WPS (1,288 locations) and Meramec to 8 WPS (954 locations). 3 Other Formations include Cherokee and Chester.

Asset Value of AMR's STACK Position

~$6B PV-10 Value from Identified Gross Locations before downspacing

Alta Mesa's >4,000 Identified Gross Drilling Locations are the primary focus of the near-term development plan



$417
$2,566
$1,260
$199
$54
$1,564
($307)
$5,752
PDP
Osage
Meramec
Oswego
DrillCo
KFM Margin Uplift
Net Debt and Other Adjustments[5]
Base Case Net Asset Value

Upside Area of Focus	Implied PV-10 Value ($MM)
Manning [1]	$484
Kingfisher Downspacing to 20 WPS [2]	1,233
Kingfisher Downspacing to 27 WPS [3]	1,294
Major/Blaine Osage/Meramec Primary Locations [1]	597
Major/Blaine Osage/Meramec Downspacing [1]	251
Upside KFM Margin Uplift [4]	1,398
Big Lime	Unspecified
Hunton	Unspecified
Woodford	Unspecified
Cherokee	Unspecified
Chester	Unspecified
Total Upside Potential	**$5,258**
Total Asset Value	**$11,010**

Note: PV-10 figures as of 7/1/2017. Reflects Generation 2.0 Type Curve. Assumes Broker Consensus Price Deck (2017: $51.16/bbl / $3.16/mcf; 2018: $54.90/bbl / $3.14/mcf; 2019: $58.00/bbl / $3.05/mcf and held flat thereafter). Adjusted for transportation costs paid to KFM; excludes $1.25 / bbl oil transportation costs ("KFM Margin Uplift").

[1] Assumes ~$1.0mm average PV-10/Mississippian well and ~$0.6mm average PV-10/infill well based on current drill program. Major/Blaine value assumes 8 Mississippian base WPS, 4 Mississippian infill WPS, and 2 WPS in additional formations.

[2] Low Risk downspacing of Osage to 11 WPS (966 locations), Meramec to 5 WPS (318 locations), and Oswego to 4 WPS (516 locations).

[3] Additional downspacing of Osage to 15 WPS (1,288 locations) and Meramec to 8 WPS (954 locations).

[4] Assumes KFM Margin uplift applied proportionately to Manning and Major/Blaine county development based on relative KFM Margin impact to base development and downspacing development opportunity.

[5] Adjusts for net debt, hedges, pipeline, facilities and other capex, and G&A. Assumes 2018E Upstream G&A capitalized at 7.5x. Assumes pro forma net debt at transaction close based on Alta Mesa Q2 2017 revolver balance outstanding.

33

Near Term Consolidation Opportunity

Play is expanding and significant acreage could change hands



N
Lipscomb
Ellis
Hemphill
Roger Mills
Woodward
Woods
Alfalfa
Major
Garfield
Dewey
Blaine
Kingfisher
Logan
Custer
Oklahoma
Canadian
Washita
Caddo
Cleveland
Grady
McClain
Nemaha Ridge Uplift
Alta Mesa Acreage
Actionable Acreage
Private Equity Backed/Private Company (~2.1 MM Gross Acres)
Public Company (~0.5 MM Gross Acres)
Public Company / Private Equity Backed/Private Company Overlap
Alta Mesa Overlap

34

Our Midstream Assets

Kingfisher Midstream Overview Acreage Dedications Cushing ~60 mi. KFM Overview · Current natural gas processing of 60 MMCF/D – Year-end processing capacity of 350 MMCF/D includes 90 MMCF/D offtake processing expected 3Q 2017 · 300+ miles of pipelines, with another 68 miles under construction · ~300,000 gross dedicated acreage from Alta Mesa and third parties · 50 MBBL of storage capacity with 6 loading LACTs · Over 7,000 gross locations associated with customers KFM EBITDA Estimates ($MM) $318 $184 $63 $44 $42 $255 $4 $141 $38 2017E 2018E 2019E Existing Infrastructure Expansion Alta Mesa & Third Party Throughput (MMCF/D) 639 393 207 146 118 193 86 13 50 22 128 239 2017E 2018E 2019E Alta Mesa Third Party (Existing) Third Party (Expansion) Alta Mesa & Third Party Rig Count 31.3 32.5 18.5 9.0 9.0 3.7 12.3 12.5 8.8 6.0 10.0 11.0 2017E 2018E 2019E Alta Mesa Third Party (Existing) Third Party (Expansion) 36 Note: Represents multiple lines in ditch.

Complete Midstream Operation

Processing, Pipelines, Compression, Other Infrastructure



Garfield
Cushing ~60 mi.
Kingfisher
Canadian
Canadian
Active Rigs
Existing KFM Plant
Compressor Station
High Pressure Pipeline
Low Pressure Pipeline
Chisholm Pipeline
PEPL Pipeline

Natural Gas Processing	• Current processing capacity of 60 MMCF/D • Second 200 MMCF/D plant under construction • 90 MMCF/D offtake processing
Low Pressure Pipeline	• 223 miles[1] of low-pressure crude and gas gathering lines – Natural gas gathering: 6"-16" pipeline – Crude gathering: 6"-8" pipeline
High Pressure Pipeline	• 98 miles[2] of 4" to 16" rich gas transportation pipeline – Average operating pressure of 1,100 psig and piggable • 4 miles of 16" residue gas pipeline with 230 MMCF/D of capacity to PEPL • 5 miles of 16" residue gas pipeline connecting KFM to OGT in service October 2017 • 4 miles of 6" NGL Y-grade pipeline, with 10,000 BBL/D capacity to Chisolm Pipeline
Compression Facilities	• Field Compression – 3 CAT 3516s at Lincoln South Location (4,140 total horse power) – 3 CAT 3516s at WSOR Location (4,140 total horse power) – 1 CAT 3516, 1 CAT 3306 at Garfield Compressor Site – 1 CAT 3508 at Snowden Compressor Site – 1 CAT 3516 at West Kingfisher Compressor Site – 1 CAT 3508 at Great Divide Compressor Site • Inlet Compression – 6x CAT 3606s (10,650 total horse power) • Residue Compression - 3x CAT 3516s (4,140 total horse power)
Other Infrastructure	• 50,000 BBL crude storage with 6 truck loading LACTS • 3 NGL bullet tanks: 90,000 gallon capacity • 1,200 BBL/D condensate stabilizer
Producer Connections	• 54 central delivery point receipt connections serve 188 units

Note: Represents multiple lines in ditch.
[1] Includes 16 miles under construction
[2] Includes 20 miles under construction

37

Market Access Optionality

	Pipeline	Description	Current Takeaway Capacity	Expansion Projects	Commentary
Natural Gas		• Connected to PEPL – owned and operated by Energy Transfer • PEPL consists of four large diameter pipelines extending approximately 1,300 miles throughout Mid-Continent and other market centers • KFM will connect to OGT Q3 2017 • OGT services local Oklahoma gas demand, but via an expansion will begin to deliver gas to WAHA in Q2 2018	• 100,000/day FT on PEPL for 20 years • 50,000/day FT on OGT, expanding to 125,000/day June 2018 – 25,000 Dth/d for 4 years – 100,000 Dth/d for 10 years	• KFM in discussion with proximate outlet pipelines looking to expand out of the basin	• Gas takeaway is functionally full creating a constrained environment for some producers. KFM's residue position provides flow assurance and better netbacks for KFM producer clients • Residue gas is split connect between PEPL and OGT, and under long term agreements insuring that KFM producer customers can flow out of the basin • Capacity rates are low compared to new rates that will be needed to solidify new capacity out of the basin creating better netbacks for KFM producers dedicated to the system
NGL		• Connected to Chisholm Pipeline - operated by Phillips 66 • Delivers NGLs to Conway	• Currently under a 3 year contract extendable for 2 1-year terms with shipper history	• Opportunity to tie into other NGL pipelines in the area • Volumes could warrant expansion or new build to Mt. Belvieu	• Connected to P66's Chisolm Y-grade pipeline that takes Y-grade to Conway, KS for fractionation • Multiple NGL lines within 7 miles of plant to further diversify Y-Grade options when needed • KFM Y-grade optionality will allow producers to capture netback uplift between Conway, KS and Mt Belvieu • Operational capacity of ~41,000 Bbls/d on existing Chisholm line
Crude		• Crude gathered to a central delivery point at the plant site • Six truck bays for LACT loading and unloading • Multiple pipeline connection options	• Not currently committed	• Long haul pipeline opportunities to Cushing and other demand sources in the area	• Crude system is focused around keeping Alta Mesa barrels and future third party barrels clean to market, producing better netbacks • Proximity to Cushing provides market optionality between in-state and the Gulf Coast refineries. • No long terms commitments provide KFM the option to build out long-haul crude pipelines enhancing drop down inventory

38

Strong Producer Commercial Commitments Customer Acreage Positions Contracted Customers 14 year remaining term on fixed-fee natural gas and crude agreement 9 year remaining term on fixed-fee natural gas agreement 9 year remaining term on fixed-fee and POP natural gas agreement Life of Lease – fixed-fee natural gas agreement 10 year remaining term on fixed-fee and POP natural gas agreement 15 year remaining term on fixed-fee natural gas agreement Note: Above represents committed acreage to KFM as well as gross acres surrounding existing agreements. 39

System Expansion Underway

Neighboring operators provide future upstream and midstream consolidation opportunities

- Recent Major/Blaine County acquisition by Alta Mesa adds catalyst of ~20,000 dedicated acreage
- Offset operator activity in the Western STACK reflects compelling economics driving producer interest and investment
- KFM has identified and plans to capitalize on this midstream opportunity and is rapidly commercializing this growth initiative
- KFM is in the process of securing acreage dedications and other resource allocations in the Western STACK



Active Rigs
Future Planned Expansion
Existing KFM Plant
Compressor Station
KFM System
Alta Mesa Acreage
Existing Southern Infra.
Existing Northern Infra.
Alfalfa
Garfield
Major
Kingfisher
Dewey
Blaine
Custer

40

Financial Summary

Financial Strategy & Pro Forma Financial Impacts

Significant Financial Flexibility

- Demonstrated trajectory to positive free cash flow with near-term development funded with transaction proceeds
- Secure robust liquidity to fund development, with near-term production growth ensured by KFM takeaway capacity
- Pro forma for this transaction, financial flexibility in place to pursue opportunistic acquisitions with a goal toward consolidation of the STACK region

Maintain Conservative Balance Sheet

- Maintain conservative credit metrics of < 2.0x leverage through the cycle
- Preserve an optimal debt maturity profile
- Maintain simplified balance sheet

Protect Cash Flow

- Prudent capital budget focused on securing leasehold and developing existing acreage
- Ensure capital budget is flexible to future changes in commodities and/or service costs
- Continued rolling hedge strategy to protect revenues and support development program

Capitalization at Announcement

($ in millions, unless specified)	Current Alta Mesa	Current KFM	Adjustments	Pro Forma
Cash and Cash Equivalents	$5	$28	$517[1]	$551
Revolving Credit Facility	269[2]	$0	(269)[2]	0
7.875% Senior Notes due 2024	500			500[3]
Total Debt	$769	$0	($269)	$500
Net Debt	763			(51)
Financial and Operating Statistics				
2017E EBITDA	$155	$42		$197
2018E EBITDA	358	184		543
2019E EBITDA	701	318		1,019
Credit Metrics				
Net Debt /				
2017E EBITDA				NM
2018E EBITDA				NM
2019E EBITDA				NM
Liquidity				
Expected Borrowing Base	$315	$200		$515
Less: Amount Drawn	269		(269)	0
Expected Borrowing Base Availability	$46			$515
Plus: Cash and Cash Equivalents	5			551
Liquidity	$52			$1,066

[1] Cash to balance sheet includes funding for interim cash needs until closing.
[2] Current revolving credit facility balance as of 8/10/2017 does not include approximately $5mm of letters of credit.
[3] Change of control not triggered for 2024 Senior Notes upon execution of transaction.

42

2017 Capital Budget and Hedge Position

Commentary

Alta Mesa

- Alta Mesa's 2017 net capital budget is estimated to be $349MM, ~11% higher than capital expenditures of $316MM in 2016
- Alta Mesa estimates that ~$108MM of the FY 2017 capital budget will be funded by Bayou City per the JV agreement
- Alta Mesa's total 2017 capital budget is estimated to be $458MM, including the Bayou City Energy JV
- FY 2017 acquisition (including leaseholds) capex spending expected to total $85MM, or ~19% of the total deployed budget (including Bayou City Energy JV)
- Expect 10-Rig program in the STACK by YE18
- Continue growth and efficiency gains in the STACK while maintaining conservative Leverage Ratio

Kingfisher Midstream

- KFM's 2017 net capital budget is estimated to be $125MM
- Growth capital categorized through processing, pipeline, high / low pressure well connects, compression lease principal payments and compression lease interest expense items

2017E Budget by Quarter ($MM) – Ex. Acquisitions[1]


18%
26%
56%
Upstream
Midstream
Acquisition (Including Leasehold)
$60
$17
$44
$102
$20
$82
$73
$18
$55
$154
$70
$84
Q1 2017
Q2 2017
Q3 2017
Q4 2017
Alta Mesa
KFM

Oil Hedged (BBL/D) – as of 9/11/17


10,941
8,000
3,900
Sept-Dec'17
2018
2019

	Sept-Dec'17	2018	2019
Average Floor Price ($/BBL)	$49.69	$51.42	$50.00

Gas Hedges (MCF/D) – as of 9/11/17


30,527
16,233
Oct-Dec'17
2018

	Oct-Dec'17	2018
Average Floor Price ($/BBL)	$3.20	$4.43

Disciplined management protects future revenues and preserves asset value by hedging large percentage of proved-developed and prompt-year production. Currently hedge WTI (oil), Henry Hub (gas), Conway (propane), and Mid-Con gas basis.

[1] Does not include Bayou City Energy JV.

43

Summary Financial Projections ($ in millions unless otherwise noted) 1 Average Net Daily Production (BOE/D) EBITDA(X) Capital Expenditures (excl. DrillCo Funds) $925 68,900 $1,019 $171 $785 $63 2,003 $35 $255 $139 $202 38,510 $543 $474 1,698 $44 $41 66,897 $84 20,841 $141 $701 $611 $552 549 36,812 $197 $4 $358 $349 20,292 $155 $38 2017 2018 2019 2017 2018 2019 2017 2018 2019 Alta Mesa Drill Co Alta Mesa KFM (Existing) KFM (Expansion) Alta Mesa KFM (Existing) KFM (Expansion) Free Cash Flow Liquidity2 Forecast Total Wells by Year $948 $195 $871 239 $144 207 $51 $676 ($237) ($233) 120 ($83) ($189) ($320) ($422) 2017 2018 2019 2017 2018 2019 2017 2018 2019 Avg. 3 6 10 11 Rigs Note: Assumes Broker Consensus Price Deck (2017: $51.16/bbl / $3.16/mcf; 2018: $54.90/bbl / $3.14/mcf; 2019: $58.00/bbl / $3.05/mcf and held flat thereafter). 1 DrillCo Funds is Bayou City JV deal. 2 Assumes borrowing base increase from $515mm to $665mm in 2018 and includes funding for interim cash needs until closing and KFM revolving credit facility. Assumes combined FCF deficit of ($118) mm from current until year-end 2017. 44 3 Average 2017 YTD rigs. 44

KFM Financial Overview Detailed Capital Expenditures by Phase Existing Infrastructure ($MM) 2017E 2018E 2019E Processing $30 $130 $79 Pipeline & Well Connects 53 52 27 Compression Principal Payments 0 14 25 Compression Lease Interest Expense 0 5 9 Total $84 $202 $139 Expansion ($MM) 2017E 2018E 2019E Processing $5 $81 $0 Pipeline & Well Connects 36 75 17 Compression Principal Payments 0 10 13 Compression Lease Interest Expense 0 4 4 Total $41 $171 $35 45 45

Valuation and Timeline

Upstream Valuation Benchmarking ($ in millions unless otherwise noted) Firm Value / 2018E EBITDA Firm Value / 2019E EBITDA 8.0x 7.8x 7.8x 7.5x 7.3x 7.2x 6.8x 6.3x 6.3x 6.2x 6.2x 6.1x 5.8x 6.0x 5.1x 4.6x 4.4x 3.1x MTDR DVN XEC LPI RSPP CLR CPE AMR NFX DVN XEC LPI CLR MTDR RSPP NFX CPE AMR Adjusted Firm Value1 / Net Acres 2017E 2019E Production CAGR $30,011 82% $22,063 $14,180 43% 33% 20% 19% 18% 18% 17% 16% 6% 2 2 3 GPOR / Vitruvian DVN / Felix AMR AMR CPE RSPP MTDR AR CNX EQT CLR NFX DVN 1 PDP value adjusted at $30,000 / BOE/D unless otherwise noted. 2 PDP value adjusted at $15,000 / BOE/D. 3 Alta Mesa PDP value assumes Broker Consensus Price Deck (2017: $51.16/bbl / $3.16/mcf; 2018: $54.90/bbl / $3.14/mcf; 2019: $58.00/bbl / $3.05/mcf and held flat thereafter). Excluding the Major County acreage, our adjusted $ / net acre is $17,158 / acre. 47

Benchmarking KFM Against High Growth G&P Peers ($ in millions unless otherwise noted) Firm Value / 2018E EBITDA Firm Value / 2019E EBITDA 15.3x 14.6x 13.7x 11.7x 11.3x 11.0x 11.0x 8.0x 7.3x 4.2x 1 1 HESM EQM AM NBLX KFM EQM AM HESM NBLX KFM Midstream 2017E 2019E EBITDA CAGR Consolidated 2017E 2019E EBITDA CAGR 128% 175% 47% 40% 28% 33% 27% 26% 20% 19% KFM NBLX AM HESM EQM AMR+KFM EQT AR HES NBL Integrated Upstream/Midstream Peers 1 Includes midstream Firm Value only. 48

Anticipated Transaction Timeline Date Event Mid-September 2017 File preliminary proxy statement / marketing materials with the SEC October 2017 Transaction marketing Mid/Late-November 2017 Anticipated close 49

Key Combination Highlights Pure Play STACK Enterprise Truly integrated upstream / midstream assets of material scale Highly-contiguous position in core of one of the most active US oil basins Delineated acreage with 167 horizontal operated wells since 2012 Extensive inventory of highly economic drilling locations; <$30/Bbl breakeven WTI Midstream supported by material 3rd party volumes, visible near-term contracted growth Peer-leading capital efficient growth over the next several years with current asset base Zero net-debt at close, fully-financed business plan, direct path to positive FCF by 2019 Natural consolidation opportunities for accretive growth in existing STACK asset base Opportunity to monetize KFM in 2018/2019 MLP IPO Existing owners of Alta Mesa (100%) and KFM are retaining significant equity stake Riverstone and related investment vehicles will invest at least $600 million cash 50

Appendix

Alta Mesa Management

Jim Hackett

Executive Chairman and COO of Midstream

- Jim Hackett is a Partner at Riverstone and became a director of Silver Run II in 2017
- Prior roles include:
  - Chairman and CEO of Anadarko
  - President and COO of Devon Energy
  - Chairman, President and CEO of Ocean Energy
  - President of several midstream companies, as well as responsible for DCP Midstream and Western Gas Resources
- Director of Enterprise Products Holdings, Fluor Corporation, National Oilwell Varco, Sierra Oil & Gas, and Talen Energy
- Former Chairman of the Board of the Federal Reserve Bank of Dallas
- Holds a B.S. from the University of Illinois and a MBA/MTS from Harvard University

Hal Chappelle

President and Chief Executive Officer

- Hal Chappelle joined Alta Mesa as President and CEO in 2004 and became a director in 2004
- Developed Alta Mesa into a premier STACK operator, building a strong management and technical team
- Successfully navigated Alta Mesa through significant industry cycles, building the Company's oil assets in 2009-2010 and divesting of the company's gas assets in 2014-2016
- Over 30 years of industry experience in field operations, engineering, management, trading, acquisitions and divestitures, and field re-development
- Previously held roles at Louisiana Land & Exploration, Burlington Resources, Southern Company and Mirant
- Holds a Bachelor of Chemical Engineering from Auburn University and an M.S. in Petroleum Engineering from the University of Texas

Michael McCabe

Vice President and Chief Financial Officer

- Michael McCabe joined Alta Mesa in 2006 and became a director in 2014
- Raised private equity capital for Alta Mesa from Denham Capital in 2006, HPS Investment Partners in 2013, and Bayou City in 2015; successfully navigated Alta Mesa through two industry cycles
- Has over 25 years of corporate finance experience with a focus on the energy industry
- Previous management experience includes serving as President and sole owner of Bridge Management Group, Inc., a private consulting firm
- Mr. McCabe's leadership experience also spans senior positions with Bank of Tokyo, Bank of New England and Key Bank
- Holds a B.S. in Chemistry and Physics from Bridgewater State University, an M.S. in Chemical Engineering from Purdue University, and an MBA from Pace University

52

Alta Mesa Management

Michael Ellis

Founder and COO of Upstream Operations

- Michael Ellis founded Alta Mesa in 1987 after beginning his career with Amoco
- Served as Chairman and COO as well as Vice President of Engineering and has over 30 years of experience in management, engineering, exploration, and acquisitions and divestitures
- Built Alta Mesa's asset base by starting with small earn-in exploitation projects, then growing with successive acquisitions of fields from major oil companies
- Holds a B.S. in Civil Engineering from West Virginia University

Gene Cole

VP and Chief Technical Officer

- Gene Cole has served in the position of Vice President and Chief Technical Officer since 2015 and became a director in 2015
- Over 25 years of extensive domestic and international oilfield experience in management, well completions, well stimulation design and execution
- Started his career with Schlumberger Dowell as a field engineer and served in numerous increasingly responsible positions from 1986 to 2007
- Holds a B.S. in Petroleum Engineering from Marietta College

David Murrell

VP, Land and Business Development

- David Murrell has served as Vice President, Land and Business Development since 2006
- Over 25 years of experience in Gulf Coast leasing, exploration and development programs, contract management and acquisitions and divestitures
- Created a structured land management system for Alta Mesa and built a team of lease analysts, landmen, and field representatives to facilitate Alta Mesa's growth
- Holds a B.B.A in Petroleum Land Management from the University of Oklahoma

Kevin Bourque

VP, Operations

- Kevin Bourque progressed through several roles to the position of Vice President of Mid-Continent Operations in 2012 when we began STACK horizontal drilling program
- He joined Alta Mesa as a field engineer in 2007
- Led the growth of our mid-continent drilling and production operations as we expanded our presence in Oklahoma
- 10+ years of E&P operational experience with Alta Mesa
- 10+ years of project management and business management experience as the owner of his own company

Tim Turner

VP, Corporate Development

- Tim Turner joined Alta Mesa as Vice President of Corporate Development in 2013
- Over 30 years of industry experience including various operations, reservoir engineering and managerial roles with Sun Oil, Santa Fe Minerals, Fina Oil & Chemical, Total, Newfield Exploration, and Quantum Resources
- Led multi-disciplined A&D and asset teams
- Managed corporate reserves and planning functions
- Led business development and new ventures teams
- Holds a B.S. in Petroleum Engineering from the University of Texas and an MBA in Finance from Oklahoma City University

David McClure

VP, Facilities & Midstream

- David McClure has served as Vice President of Facilities and Midstream Operations since 2016
- From 2010 to 2016, he was Vice President for Louisiana Operations, leading a multi-disciplined team of engineers, regulatory, land, geoscience, and operations personnel in development of the Weeks Island field
- Previously held roles at ExxonMobil Production Company and Tetra Technologies
- Over 15 years of industry experience in field operations, facilities and subsea engineering, pipelines, and management
- Holds a B.S. in Chemical Engineering from Auburn University

53

Jim Hackett's Track Record

Under Mr. Hackett's leadership as Chairman, President, and/or CEO of Anadarko from 2003 to 2013, Anadarko was transformed into one of the largest U.S. oil and gas producers, growing its market cap from approximately $12 billion to over $43 billion. Prior to Anadarko, Mr. Hackett was also a key contributor to the market outperformance of Devon Energy.

Anadarko Public Market Outperformer (2003 – 2013)



300%
250%
200%
150%
100%
50%
0%
(50%)
240%
74%
Dec-03
Feb-05
Apr-06
Jun-07
Aug-08
Oct-09
Dec-10
Feb-12
Anadarko
S&P 500 Index

Ocean (Devon)[1] Public Market Outperformer (1999 – 2003)



250%
200%
150%
100%
50%
0%
(50%)
210%
(17%)
Mar-99
May-00
Aug-01
Oct-02
Dec-03
Ocean (Devon)¹
S&P 500 Index

Strategic Thought Leader	• Created new mission for Anadarko in 2003, upgraded corporate leadership capabilities, rationalized and refocused the portfolio, improved technical and financial risk management tools and processes, and generated success through expansion into unconventional onshore and conventional offshore assets • Applied leading-edge technology and processes in drilling, completions, and production • Dynamic leader for years serving as President and COO of Devon Energy, Chairman, President and/or CEO of Ocean Energy, president of several midstream companies, responsible for Duke Energy and PanEnergy's midstream and upstream businesses, and drove Anadarko's midstream business consolidation and MLP/GP IPO – Western Gas Partners and Western Gas Resources
Benchmark for Operational Excellence and Execution	• Premier operator with some of the best production metrics in U.S. onshore, U.S. Gulf of Mexico, and offshore East Africa

Source: FactSet.
Note: An investment in Silver Run Acquisition Corporation II is not an investment in Anadarko or Devon. The results of Anadarko or Devon are not necessarily indicative of the future performance of Silver Run Acquisition Corporation II.
[1] Chart displays Ocean share price performance until merger with Devon completed. Thereafter, chart shows Devon performance on a per-Ocean share basis.

54

Well Spacing Optimization on De-Risked Acreage

DVN, CLR, MRO, NFX and AMR aggressively defining optimum spacing

Alta Mesa is the Leader in the Oil Window with Successful Long Life Spacing Tests

Newfield—Stark Pilot, 10-well Spacing Test Upper/Lower Meramec

Newfield—Raptor-X Pilot, 6-well Spacing Test 880' Upper/Lower Meramec

Continental—Ludwig Pilot, 8-well Spacing Test (74%oil) 1,320' Upper/Lower Meramec

Continental—Blurton STACK Pilot, 8-well Meramec/4-well Woodford Test 1,320' Upper/Lower Meramec

Continental—Bernhardt STACK Pilot, 8-well Meramec/4-well Woodford Test 1320' Upper/Lower Meramec

Continental—Verona STACK Pilot, 8-well Meramec/4-well Woodford Test 1,320' Upper/Lower Meramec

Newfield—Dorothy Pilot, 5-well Spacing Test 1,050' Upper/Lower Meramec

Continental—Gillilian STACK Pilot, 8-well Meramec/4-well Woodford Test 1,320' Upper/Lower Meramec

Devon—Born Free, 13-well Spacing Test 400' Upper/Lower Meramec

Cimarex—Gundy, Future 10-well Spacing in Meramec/9-well Spacing in Woodford 550' Upper/Lower Meramec


Nemaha Ridge Uplift
Well Tests
Alta Mesa
Alta Mesa & NFX
Alta Mesa & MRO
Chaparral
Cimarex
Continental
Devon Energy
Gastar
Longfellow
Marathon
MRO & NFX
Newfield
Garfield
Kingfisher
Blaine
Logan
Canadian
Oklahoma
Alta Mesa Optimization of Well Spacing
0 1.75 3.5 7
Miles

Alta Mesa—4-well Spacing Test EHU 237, 239, 240, 241 S9-19N 6W Lower/Middle Osage, 1,500'

Alta Mesa—4-well Spacing Test EHU 230, 231,232, 233 S6-18N 6W Lower/Middle Osage, 660'

Alta Mesa—5-well Spacing Test LNU 15-4, 15-5, 16-2,16-3, 16-4 Lower (1,320')/Middle (1,200') Osage

Alta Mesa—10-well Spacing Test Bullis – Coleman Pattern S9 17N 6W Lower/Middle (932') Osage; Lower Meramec

Alta Mesa—3-well Spacing Test Borelli – Dodd Pattern S8-17N 5W Lower/Middle (1,500') Osage

Alta Mesa—3-well Spacing Test Oswald Pattern S28-17N 6W Lower/Middle (1,500') Osage

Newfield—Chlober, 5-well Spacing Test 1,050' Upper/Lower Meramec

Marathon—Yost, 6-well infill Spacing Test Meramec

Devon - Pump House, 7-well Spacing Test 2,200 lbs/ft proppant, 4,700' laterals Upper Meramec

Alta Mesa – 4 Well Spacing Test Huntsman Pattern S23-15N 6W 1,200 ft. spacing Osage and Meramec

Devon—Alma, 5-well Spacing Test IP60 1,300boed, Upper/Lower Meramec

Source: 1Derrick, IHS, Drilling Info and Company Presentations.

55

Completion Design Focus on increasing stimulated reservoir volume STACK Well Completion Strategy Total D&C Cost ($MM) D&C Cost / Lateral Foot Progressed through testing multiple generations Actual D&C Target Pattern Test D&C $1,359 Actual D&C Target Pattern Test D&C Highly fractured area benefits from “open-hole” design $5.1 Targeting average lateral length of 4,800ft (one-mile) $4.7 $4.2 $1,074 Drilling N–S orientation to intersect natural fractures $940 Controlled flowback rate to optimize conductivity $3.4 $3.4 $3.2 Generation 2.5 proppant loading is optimum at an $720 $713 average of 1,400 lb/ft; tested up to 2,100 lb/ft $667 Current Completion Design Targets 7” intermediate casing + 4.5” liner in lateral Open-hole swell packers; proppant loading of 1,400 lbs/ft 3 joints (casing) between packers defines 150ft stages 10,000 bbls of slick water per stage 2012 2013 2014 2015 2016 Target Pad 2012 2013 2014 2015 2016 Target Pad 100 bbl/min total fluid injection rate Drilling Drilling Cap flowback rate at 100 bbl/hr of total fluid Avg. Days Spud to TD 46 34 25 17 13 13 Averages by Completion Generation Stage Spacing Proppant Fluid 35 400 1,400 8,000 3,000 10,752 10,864 11,000 32 1,275 2,630 340 350 1,200 7,000 9,860 30 2,500 2,352 10,000 6,000 25 256 24 300 St l Ft. 1,000 6,078 Total 9,750 a 5,000 Ft. 2,000 1,764 9,000 250 ge 20 800 18 194 / 677 200 4,000 1,500 8,000 / e Stages Spaci s. Latera Proppant Lateral 1,218 Fluid 15 150 L b 600 / erag 12 150 ng 457 3,000 Stage v g. 3,122 1,000 7,000 A 10 400 317 Lbs(‘000 . (Ft Av Fluid 100 ) 2,000 . total 2,128 ) 500 6,000 5 50 T o 200 1,000 1,339 0 0 0 0 0 5,000 Gen 1.0 Gen 1.5 Gen 2.0 Gen 2.5 Gen 1.0 Gen 1.5 Gen 2.0 Gen 2.5 Gen 1.0 Gen 1.5 Gen 2.0 Gen 2.5 Stages Stage Spacing Proppant Lbs./Lateral Ft. Total Proppant Fluid/Lateral Ft. Fluid / Stage Source: Company Data. 56

Multiple Long Term Density Pattern Tests Density Patterns Test Horizontal and Vertical Spacing 1,320ft spacing / 2 benches 1,500ft spacing / 2 benches 1,500ft spacing / 2 benches Section 29 18N 5W Section 8 17N 5W Section 28 17N 5W Spacing 600’ 600’ Pattern 180’ 180’ 180’ 1,320’ 1,320’ 1500’ 1500’ Implies 12 wells per section Implies 12 wells per section Implies 12 wells per section Cum 622 MBOE 780 days Cum 663 MBOE 660 days Cum 480 MBOE 540 days 1,000,000 1,000,000 1,000,000 100,000 100,000 100,000 Pattern 10,000 10,000 10,000 1,000 1,000 1,000 Results 100 100 100 1 121 241 361 481 601 1 121 241 361 481 601 1 121 241 361 481 601 Cum BO—3 Wells Cum BO—3 Wells Cum BO—5 Wells Mean—5 x 250 MBO 660ft spacing / 2 benches 1,000ft spacing / 3 benches 1,200ft spacing / 2 benches Section 31 19N 6W Section 9 & 10 17N 6W Section 23 15N 6W 334’ 334’ Spacing 170’ 1236’ 330’ 330’ 466’ 466’ 466’ 466’ 466’ 660’ 334’ 310’ Pattern 180’ 140’ 140’ 140’ 230’ 230’ 660’ 1,126’ 1,002’ 618’ 932’ 932’ 618’ 618’ Implies 24 wells per section Implies 18 wells per section Implies 12 wells per section Cum 319 MBOE 360 days Cum 348 MBOE 56 days Cum 12 MBOE 19 days 1,000,000 1,000,000 1,000,000 100,000 100,000 100,000 Pattern 10,000 10,000 10,000 Results 1,000 1,000 1,000 100 100 100 1 121 241 361 481 601 1 121 241 361 481 601 1 121 241 361 481 601 Cum BO—4 Wells Cum BO— 10 Wells Cum BO—4 Wells Mean—10 X 250 MBO 4 X 250 MBO Mean—4 X Mean—4 259 57

NAV Model Assumptions

Area	Osage	Operated Meramec	Oswego	Other DrillCo
Pricing & Discount Assumptions				
Gas Differential *(% of HH)*	95%	95%	95%	95%
Oil Differential *(% of WTI)*	94%	94%	94%	94%
NGL Realization *(% of WTI)*	45%	45%	45%	45%
Drilling Assumptions				
Number of Drilling Locations	2,388	1,264	484	60
Working Interest - Operated *(%)*	72%	74%	75%	57%
Working Interest - Other *(%)*	15%	15%	13%	--
NRI - Operated *(%)*	60%	61%	62%	47%
NRI - Other *(%)*	12%	12%	11%	--
Fixed Operating Cost *($k/well/month)*	$9.7	$9.7	$9.7	$9.7
Variable LOE *($ / bbl of oil)*	$2.23	$2.23	$2.23	$2.23
Gas Marketing & Transportation *($ / mcf of gas) - Until 2021*	$0.35	$0.35	$0.35	$0.35
Gas Marketing & Transportation *($ / mcf of gas) - Thereafter*	$0.35	$0.35	$0.35	$0.35
Initial Production Tax - Oil *(%)*	2.1%	2.1%	2.1%	2.1%
Initial Production Tax - Gas/NGLs *(%)*	2.1%	2.1%	2.1%	2.1%
Severance Holiday *(months)*	36	36	36	36
Production Tax - Oil *(%)*	7.1%	7.1%	7.1%	7.1%
Production Tax - Gas/NGLs *(%)*	7.1%	7.1%	7.1%	7.1%
Ad Valorem Tax *(%)*	0.0%	0.0%	0.0%	0.0%
Drilling & Completion Cost *($mm)* [1]	$3.5	$3.5	$2.5	$0.3
EUR Assumption				
Gross EUR				
Gross Sales Gas EUR (MMcf)	1,571	1,425	168	1,571
Gross NGL EUR (Mbbl)	141	128	15	141
Gross Oil EUR (Mbbl)	250	249	200	250
Total Gross EUR (Mboe)	652	615	243	652
Type Curve Assumptions				
Oil				
IP, 24-hr (Bbl/d)	200	170	320	200
Duration of Incline (Months)	2	2	--	2
Peak Rate (Bbl/d)	350	500	320	350
B Factor	1.20	1.20	1.20	1.20
Di-Continuous (Nominal) Decline (%)	73%	80%	72%	73%
Terminal Decline (%)	7%	7%	7%	7%
Natural Gas				
IP, Unshrunk, 24-hr (Mcf/d)	500	296	320	500
Duration of Incline (Months)	4	2	--	4
Peak Rate (Mcf/d)	900	1,250	320	900
B Factor	1.50	1.50	1.20	1.50
1-Di-Continuous (Nominal) Decline (%)	41%	56%	72%	41%
Terminal Decline (%)	5%	5%	7%	5%
NGL Yield (bbls/MMcf)	75	75	75	75
% Gas Shrink	15.9%	16.1%	15.9%	15.9%

DrillCo includes all Osage Wells

Note: Assumes 4,800 lateral length for all type curves.
[1] D&C shown including PAD D&C facilities costs.

58

Osage Type Curve Summary 118 Generation 2.0+ wells with production history Average Generation 2.5 lateral length of 4,612’; Generation 2.0+ 4,767’ Type Curve average 30-day IP 0.3 MBOE/D Type Curve average 180-day cumulative production of 75 MBOE Generation 2.5 Type Curve ? 622 MBOE 2-Stream EUR; 714 MBOE 3-Stream EUR ? 303 MBO, 1.6 BCF residue, 144 MB NGL Generation 2.0 Type Curve ? 561 MBOE 2-Stream EUR; 652 MBOE 3-Stream EUR ? 250 MBO, 1.6 BCF residue, 141 MB NGL Type Curves assume 16% Shrink and 75 bbl/MMcf NGL yield Average Type Curve Cumulative Production 200 Gen 2.5 Type Curve 180 Gen 2.0 Type Curve (MBOE) 160 tion c 140 odu 120 P r oss 100 Gr 80 ive ulat 60 u m 40 C 20 0 0 1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 Time (Months) Average Type Curve Key Statistics 1,200 Gen 2.5 Type Curve Gen 2.5 Gen 2.0 Gen 2.0 Type Curve Initial Rate (BO/D / MCF/D) 200 / 500 200 / 500 AMR Gen 2.0 Well Results Incline Period (oil / gas) 2 months / 4 months 2 months / 4 months Peak Rate (BO/D / MCF/D) 400 / 900 350 / 900 AMR Gen 2.5 Well Results b factor (oil / gas) 1.2 / 1.5 1.2 / 1.5 1,000 Initial Decline (oil / gas) 71% / 41% 72.6% / 41.2% Lateral Length 4,800 4,800 2-Stream EUR (MBOE) 622 561 3 Stream EUR (MBOE) 714 652 /D) Type Well IRR %1 87.2% 69.2% E O 800 ( B on uc ti Prod 600 s r os G 400 200 0 0 1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 Time (Months) Note: Production data normalized for 4,800’ lateral length. 59 1 NYMEX Strip as of 9/8/2017. Does not include $300k PAD D&C facilities costs. Adjusted for transportation costs paid to KFM. Excludes $1.25 / bbl oil transportation costs.

Meramec Type Curve Summary Over 100 wells drilled in the Meramec by Newfield, Devon, Marathon, Gastar, and Chaparral Alta Mesa is beginning to drill Meramec wells with performance expectations similar to the Osage Alta Mesa will be joint developing the Meramec with Osage stack and staggered well tests Majority of active rigs in the STACK play are targeting the Meramec to the southwest Average Type Curve Results ? 532 MBOE 2-Stream EUR; 615 MBOE 3-Stream EUR ? 249 MBO, 1.4 BCF residue, 128 MB NGL Type Curve assumes 16% Shrink and 75 bbl/MMcf NGL yield Average Type Curve Cumulative Production 250 OE) Meramec Type Curve B (M 200 Meramec Offset Well Results duction 150 r o P Gross 100 e Cumulativ 50 0 0 1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 Time (Months) Average Type Curve 1,200 Meramec Type Curve Key Statistics Offset Well Results1 Initial Rate (BO/D / MCF/D) 170 / 296 Incline Period (oil / gas) 2 months / 2 months Peak Rate (BO/D / MCF/D)500 / 1250 b factor (oil / gas) 1.2 / 1.5 Initial Decline (oil / gas) 80% / 56% 1,000 Lateral Length 4,800 2-Stream EUR (MBOE) 532 3Stream EUR (MBOE) 615 Type Well IRR %2 78.1% 800 E /D) (BO n ctio 600 Prod u Gross 400 200 0 0 1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 Time (Months) Note: Production data normalized for 4,800’ laterallength. 1 Offset results based on Meramec wells drilled in the Updip Oil window of Kingfisher County since 2014. 60 2 NYMEX Strip as of 9/8/2017. Does not include $300k PAD D&C facilities costs. Adjusted for transportation costs paid to KFM. Excludes $1.25 / bbl oil transportation costs.

Oswego Type Curve Summary Chesapeake, Chaparral, Cimarex, Gastar, and Longfellow are actively targeting the Oswego

Other operators have future plans to develop the Oswego as a cheaper/shallower target IP rates are typically lower than Osage/Meramec wells, but decline rates are shallower With drilling and completion costs cheaper for the Oswego, well results do not have to be as strong as the headline STACK formations to make economic wells Average Type Curve Results ? 233 MBOE 2-Stream EUR; 243 MBOE 3-Stream EUR ? 200 MBO, 0.2 BCF residue, 15 MB NGL Type Curve assumes 16% Shrink and 75 bbl/MMcf NGL yield Average Type CurveCumulative Production uc rod P Type Curve ros s 140 Offset Well Results1 G (MBOE) 120 tion 100 oduc Pr 80 oss G r 60 ve ati 40 Cumul 20 0 0 1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 Time (Months) Average Type Curve 1,500 Key Statistics Type Curve Initial Rate (BO/D / MCF/D) 320 / 320 Offset Well Results1 Incline Period (oil / gas) none Peak Rate (BO/D / MCF/D) 320 / 320 b factor (oil / gas) 1.2 / 1.2 Initial Decline (oil / gas) 72% / 72% Lateral Length 4,800 1,250 2-Stream EUR (MBOE) 233 3-Stream EUR (MBOE) 243 Type Well IRR %2 56.7% OE /D) 1,000 (B uc tion rod 750 P ros s G 500 250 0 0 1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 Time (Months)

Note: Production data normalized for 4,800’ lateral length. 1 Offset results based on Oswego wells drilled in the Updip Oil window of Kingfisher County since 2014. 61

2 NYMEX Strip as of 9/8/2017. Does not include $300k PAD D&C facilities costs. Adjusted for transportation costs paid to KFM. Excludes $1.25 / bbl oil transportation costs.

Substantial Inventory of Drilling Locations Identified Drilling Locations Prospective Drilling Locations Combined Average Working Interest Average Other (Including Working Formations Dow nspacing Total Dow nspacing Total Locations Interest (%) Locations Locations Locations Locations) (%) Locations Operated: Osage………………………. 1,196 72% — 1,141 1,141 73% 2,337 Meramec…………………… 676 74% — 676 676 74% 1,352 Osw ego…………………… 203 75% — 206 206 81% 409 Manning……………………. — — 168 — 168 75% 168 Other Formations…………. — — 1,327 — 1,327 70% 1,327

Total Operated…… 2,075 73% 1,495 2,023 3,518 73% 5,593 Drilling Inventory (Years) 14.4 — 10.4 14.0 24.4 — 38.8 Other: Osage………………………. 1,252 15% — 1,113 1,113 15% 2,365 Meramec…………………… 588 15% — 596 596 15% 1,184 Osw ego…………………… 281 13% — 310 310 14% 591

Manning……………………. — — 316 — 316 14% 316 Other Formations…………. — — 2,084 — 2,084 55% 2,084 Total Other……… 2,121 15% 2,400 2,019 4,419 28% 6,540 Total Gross Locations 4,196 3,895 4,042 7,937 12,133 Note: Does not include additional resource potential or undeveloped locations on ~20,000 net acres recently acquired in the Major County Acquisition. 62

Substantial Resources

Volumes and PV-10 Value for 4,196 Primary Gross Identified Locations Only

PV-10 at Research Consensus


Osage
$3,541
$6,059MM
Meramec
$1,714
PDP
$484
Oswego
$231
DrillCo
$90

PV-10 at NYMEX[1]


Osage
$2,782
$4,778MM
Meramec
$1,351
PDP
$414
Oswego
$165
DrillCo
$67

PV-10 at $70/$3.50


Osage
$4,945
$8,493MM
Meramec
$2,412
PDP
$641
Oswego
$354
DrillCo
$141

PV-10 at Research Consensus including Downspacing[2]


Meramec
$1,714
Oswego
$231
DrillCo
$90
Low Risk Downspacing
$1,651
Osage
$3,541
$9,492MM
Additional Downspacing
$1,782
PDP
$484

Identified Locations by Commodity


NGL
21%
Oil
41%
4,196 Gross Locations
Gas
38%

Base PV-10 by Operated at Research Consensus


Operated
95%
4,196 Gross Locations
DrillCo
2%
Other
3%

Note: PV-10 figures are pre-tax, pre-G&A, pre-Net Debt, do not include the impact of hedges, and exclude $64mm Pipeline and facilities capital expenditures (PV-10). PV-10 figures as of 7/1/2017. Reflects Generation 2.0 Type Curve. Assumes Broker Consensus Price Deck (2017: $51.16/bbl / $3.16/mcf; 2018: $54.90/bbl / $3.14/mcf; 2019: $58.00/bbl / $3.05/mcf and held flat thereafter), unless otherwise noted. Does not include additional resource potential or undeveloped locations on ~20,000 net acres recently acquired in the Major County Acquisition. Adjusted for transportation costs paid to KFM. Excludes $1.25 / bbl oil transportation costs.

[1] NYMEX strip pricing as of 9/8/2017 close until 2021 and held flat thereafter. For 4,196 Primary Identified locations (for all but bottom left output that includes downspacing).

[2] Low Risk downspacing of Osage to 11 WPS (966 locations), Meramec to 5 WPS (318 locations), and Oswego to 4 WPS (516 locations). Additional downspacing of Osage to 15 WPS (1,288 locations) and Meramec to 8 WPS (954 locations).

63

Stacked Pay: Oswego, Osage/Meramec Prominent Oswego, Osage, and Meramec consistent east to west West A East A’ Big Lime Penn—Cherokee Oswego

Manning A

A’ Chester Shale Chester Unc. Meramec Unconformity Upr Meramec Lwr Meramec Upr Osage Lwr Osage Woodford Hunton Pre-WDFD Unc.

Significant Oswego, Osage/Meramec Section Consistent thickness east to west West B East B’ Big Lime Oswego Penn—Cherokee Chester Unc. Chester Shale Meramec Unconformity Upr Meramec Lwr Meramec B B’ Upr Osage Lwr Osage Woodford Pre-WDFD Unc. Hunton 65

Significant Oswego, Osage/Meramec Osage prominent throughout, thickening to the north C South C’ C’ 5 North C South C’ C’ Manning Meramec Unc. Chester Shale Upr Meramec Lwr Meramec Upr Osage Lwr Osage Pre-WDFD Unc. Hunton Woodford 66 66

DrillCo JV

Pivotal relationship with Bayou City Energy

Parameters

- Entered into joint development agreement with Houston-based private equity firm, Bayou City Energy, in January 2016
- Bayou City Energy primarily targets small operators with current production and focuses on off-balance sheet structures
- DrillCo funds 100% D&C cost, capped at average of $3.2MM/well
- DrillCo gains 80% working interest in wellbore until 20-well tranche earns 15% IRR, 20% working interest until 25% IRR, then 12.5% working interest
- Specific wells pre-agreed for each tranche

Strengths for Alta Mesa

- Cash flow
- Grow reserves
- Continue resource definition
- Continue pace up learning curve(s)
- Capture, hold acreage
- Maintain people/crews

2017 Alta Mesa Estimated Capital Expenditures


Alta Mesa Only
~$349MM
STACK Acquisitions
STACK Drilling
Pipeline, Facilities & Other


With BCE
~$458MM
STACK Acquisitions
DrillCo Funded D&C
STACK Drilling
Pipeline, Facilities & Other
Alta Mesa Funded D&C

67

One Mile Laterals Optimum for Up-Dip STACK Alta Mesa and other efficient operators adopt fit-for-purpose solutions ~5,000’ laterals used for multi-faceted benefits: drilling, completions, production operations, land and legal Consideration Commentary Spacing One-mile lateral fits into a single section; two-mile laterals require establishing a “Multi-Unit spacing” Drilling Ability to use lower cost water-based muds and reduced time spent drilling helps to reduce drilling risk and control costs associated to high levels of natural fractures Completions Less proppant, fluids, and pumping time per well, more simplified design, lower friction while pumping all help to reduce costs of optimized completions Mineral Owner Working with mineral owners across one-section (versus two-sections for longer laterals) allows for Relations more seamless and confident development program planning

Implied Valuation at Various Prices Share Price $10.00 $11.50 $14.00 $16.00 $18.00 $20.00 @ $10.00 Equity Ow nership (Million Shares) @ $11.50 @ $14.00 @ $16.00 @ $18.00 @ $20.00 Legacy Silver Run II Ow ners1 103.500 103.500 109.661 113.203 115.958 115.958 Riverstone2,3 85.875 85.875 92.149 95.756 98.562 98.562 KFM Ow ners4 55.000 55.000 62.143 68.393 68.393 68.393

Legacy Alta Mesa Ow ners5 144.271 144.271 154.986 164.361 178.249 190.749

Total Shares Outstanding 388.646 388.646 418.938 441.713 461.163 473.663

37.121 37.121 36.995 37.210 38.652 40.271 Equity Ow nership (%) @ $10.00 @ $11.50 @ $14.00 @ $16.00 @ $18.00 @ $20.00 Legacy Silver Run II Ow ners1 27% 27% 26% 26% 25% 24% Riverstone2,3 22 22 22 22 21 21 KFM Ow ners4 14 14 15 15 15 14 Legacy Alta Mesa Ow ners5 37 37 37 37 39 40 Equity Ow nership 100% 100% 100% 100% 100% 100% Equity Ow nership ($MM) @ $10.00 @ $11.50 @ $14.00 @ $16.00 @ $18.00 @ $20.00 Legacy Silver Run II Ow ners1 $1,035 $1,190 $1,535 $1,811 $2,087 $2,319 Riverstone2,3 859 988 1,290 1,532 1,774 1,971 KFM Ow ners4 550 633 870 1,094 1,231 1,368 Legacy Alta Mesa Ow ners5 1,443 1,659 2,170 2,630 3,208 3,815 Total Equity Value ($MM) $3,886 $4,469 $5,865 $7,067 $8,301 $9,473 1 Includes 103.5 million shares issued in the Silver Run II March 2017 Initial Public Offering and 34.5 million warrants with an $11.50 strike price and $18.00 redemption price. 2 Includes 25.875 million shares and 15.1 million warrants with an $11.50 strike price acquired as part of the Silver Run II March 2017 Initial Public Offering and 60 million common shares and 20.0 million warrants with an $11.50 strike price acquired through Riverstone’s cash investment at the closing of the business combination.

3 Warrants held by Riverstone are not subject to a redemption at $18.00 per share; however, they are assumed to be exercised on a cashless basis at $18.00 per share.

4 Includes earnout incentive shares vesting according to the following schedule: $100 million at $14.00 per share and $100 million at $16.00 per share. 69

5 Includes earnout incentive shares vesting according to the following schedule: $150 million at $14.00 per share, $150 million at $16.00 per share, $250 million at $18.00 per share, and $250 million at $20.00 per share.

Alta Mesa Summary STACK Pro Forma Financials

($ in millions, unless specified)	Three Months Ended March 31, 2017	Three Months Ended December 31, 2016	Years Ended December 31, 2016	Years Ended December 31, 2015	Years Ended December 31, 2014
Production					
Oil (MBBLS)	942.0	989.1	3,057.2	2,006.1	1,071.6
Natural Gas (MMCF)	3,116.0	3,088.9	9,110.2	4,272.6	2,083.0
NGLs (MBBLS)	275.0	280.4	901.0	499.4	315.6
Total Production (MBOE)	1,736.3	1,784.3	5,476.6	3,217.6	1,734.4
Daily Production (BOE/D)	19,292.6	19,394.7	15,004.3	8,815.3	4,751.7
Statement of Operations					
Revenue	$63.6	$61.7	$166.4	$133.6	$117.3
Operating Expenses (Cash Items)	17.2	16.2	51.6	34.7	24.6
Exploration Costs (Cash Item)	5.0	7.5	17.2	9.8	11.8
Operating Expenses (Non-Cash)	20.2	23.8	63.3	80.3	29.4
General and Administrative[1]	9.7	8.7	40.5	37.9	68.4
Interest Expense[1]	12.3	1.4	43.4	62.5	55.8
Other Financial Data					
Adjusted EBITDAX[2]	$36.7	$36.8	$74.3	$61.0	$24.3
% Margin[2]	57.7%	59.6%	44.7%	45.7%	20.7%

Note: This historical pro forma financial information is unaudited and gives effect to (i) the expected disposition of Alta Mesa's non -STACK assets and operations prior to the closing of the business combination as if such transaction occurred on January 1, 2014 and (ii) the contribution to Alta Mesa of interests in 24 producing wells that were drilled under the BCE joint development agreement and purchased by High Mesa from BCE on December 31, 2016, as if such transaction occurred on January 1, 2016.

[1] General and administrative expense and interest expense for the total company.

[2] Adjusted EBITDAX is a Non-GAAP financial measure. See reconciliation to the nearest comparable GAAP measure in the appendix to this presentation.

70

Reconciliation of Adjusted EBITDAX to Net Income Three Months Ended Years Ended December 31, ($ in millions, unless specified) March 31, 2017 December 31, 2016 2016 2015 2014 Net Income (Loss) ($0.8) $4.1 ($49.6) ($ 91.6) ($72.7) Adjustments: Interest expense 12.3 1.4 43.4 62.5 55.8 Exploration expense 5.0 7.5 17.2 9.8 11.8 Depreciation, depletion and amortization expense 18.9 23.7 62.6 61.3 29.1 Impairment expense 1.2 0.0 0.4 18.8 0.0 Accretion expense 0.1 0.1 0.3 0.2 0.3 Adjusted EBITDAX1 $36.7 $36.8 $74.3 $61.0 $24.3

Note: This historical pro forma financial information is unaudited and gives effect to (i) the expected disposition of Alta Mesa’s non -STACK assets and operations prior to the closing of the business combination as if such transaction occurred on January 1,

2014 and (ii) the contribution to Alta Mesa of interests in 24 producing wells that were drilled under the BCE joint development agreement and purchased by High Mesa from BCE on December 31, 2016, as if such transaction occurred on January 1, 2016. 1 Does not include non-cash items—provision for income taxes, loss on extinguishment of debt, unrealized loss (gain) on oil and gas hedges and (gain)/loss on sale of assets. 71